UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

SOUTH 8 ENERGY, LLC
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South, Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 27, 2025, South 8 Energy, LLC (the “Company”) entered into a CORC Transfer Agreement (the “Agreement”) with Gevo, Inc. (“Gevo”, NASDAQ: GEVO) to sell to Gevo a portion of the Company’s carbon dioxide removal certificates (“CORCs”). The purchase price for these CORCs was an amount of $637,500 in cash upon Gevo being able to sell the CORCs plus an amount of CORCs expected to be generated by NZ-R by December 31, 2025 (as defined below). However, in the event that NZ-R does not generate these CORCs by December 31, 2025, Gevo is obligated to pay the Company an additional $637,500 in cash (the “Purchase Price”). A copy of this Agreement is attached hereto as Exhibit 99.1.

On January 31, 2025, the Company and Gevo closed on the Asset Purchase Agreement dated as of September 10, 2024 (the “Asset Purchase Agreement”) by and among the Company, Gevo, and its wholly owned subsidiaries, Richardton CCS, LLC (“R-CCS”) and Net-Zero Richardton, LLC (“NZ-R” , and together with R-CCS, the “Buyers”). Pursuant to the Asset Purchase Agreement, and subject to the terms and conditions thereof, the Buyers acquired substantially all of the assets, and assumed certain liabilities, of the Company on the terms set forth therein (such transaction, the “Asset Sale”).

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
99.1*	CORC Transfer Agreement between the Company and GEVO
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

* Certain items have been redacted pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a copy of any redacted information to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH 8 ENERGY, LLC

Date: May 28, 2025	/s/ Jodi Johnson
Jodi Johnson
Chief Executive Officer